POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Jonathan E. Soneff as the undersigned’s true and lawful attorney-in-fact to:

1.
prepare and execute for and on behalf of the undersigned, in the undersigned’s capacity as an executive officer, and/or director and or Board Member of Cytori Therapeutics, Inc., a Delaware corporation (the “Company”),

-
notifications of Forms 3, 4 and 5 to the US Securities and Exchange Commission (SEC), and any amendments thereto, in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, and

-
notifications to the German Bundesanstalt für Finanzdienstleistungen (BaFin), and any amendments thereto, in accordance with Section 15a of the WpHG (German Securities Trading Act), and the rules promulgated thereunder, and

-	any forms or reports the undersigned may be required to file in connection with the undersigned’s ownership, acquisition, or disposition of securities of the Company;

2.
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such notifications, or other form or report, and timely file any such form with the SEC and the BaFin and any stock exchange or similar authority.

The undersigned acknowledges that the foregoing attorney-in-fact may rely entirely on information furnished orally or in writing by the undersigned, a representative of the undersigned or the Company to such attorney-in-fact. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16(a) of the Securities Exchange Act of 1934 and Section 15a of the German Securities Trading Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to report with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this ___27__ day of October, 2005.

/s/ Paul W. Hawran
Name: Paul W. Hawran